SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   MAY 2, 2002
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                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-30673                      13-4105887
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.                            PAGE
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           Exhibits

99.1       Media release, dated May 2, 2002.

The full text of the Media Release is attached to this report as Exhibit 99.1.

ITEM 9.    REGULATION FD DISCLOSURE.
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On May 2, 2002, NTL Incorporated issued a media release announcing that the
Company, a steering committee of its lending banks, an unofficial committee of its public bondholders and other constituents have reached an agreement in principle on implementing the recapitalization plan announced last month.

                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NTL INCORPORATED
                                              (Registrant)


                                              By: /s/  Richard J. Lubasch
                                              ---------------------------------
                                              Name:  Richard J. Lubasch
                                              Title: Executive Vice President -
                                                      General Counsel

Dated: May 2, 2002

                                 EXHIBIT INDEX
                                 -------------

Exhibit
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99.1    Media release, dated May 2, 2002

                                                                  Exhibit 99.1
NTL LOGO

Media Release

  NTL REACHES COMPREHENSIVE AGREEMENT TO IMPLEMENT CONSENSUAL RECAPITALIZATION

New York, May 2, 2002 - NTL Incorporated (OTC BB: NTLD; NASDAQ Europe: NTLI), announced today that the Company, a steering committee of its lending banks and an unofficial committee of its public bondholders have reached an agreement in principle on implementing the recapitalization plan announced last month. The members of the bondholder committee hold in the aggregate over 50% of the face value of NTL and its subsidiaries' public bonds. In addition, France Telecom and certain other holders of the Company's preferred stock have also agreed to the plan.

As previously announced, under the recapitalization, approximately $10.6 billion in debt will be converted to equity of two newly formed companies - NTL UK and Ireland which will hold primarily all of the Company's main UK and Ireland assets, and NTL Euroco which will hold primarily all of the Company's assets in continental Europe. In addition, the recapitalization plan contemplates the receipt from certain members of the unofficial committee of bondholders of a $500 million liquidity facility for the Company's UK and Ireland operations during the recapitalization process and post-recapitalization.

Separately, the steering committee for the banking syndicate for Cablecom, the Company's Swiss cable subsidiary, has implemented a plan for continued funding of Cablecom later this week. By providing for funding of Cablecom, this agreement has allowed the financing arrangements for NTL Euroco to be finalized as part of the overall recapitalization plan.

During the recapitalization process, NTL's operations will continue uninterrupted, customer service will be unaffected, suppliers will be paid in the ordinary course, and NTL's management will remain in place.

Commenting on the agreement, the Company's President and CEO, Barclay Knapp, said: "We are very pleased that the Company and all representative groups have reached an agreement in principal on an extremely complex recapitalization in record time. Although there is still work to do to implement the agreed upon plan, we are optimistic that we will be able to complete the recapitalization in an expeditious manner, with a final consummation to occur by the end of the third quarter of this year.

"Our plan will achieve virtually all of the objectives we set for ourselves in January. First and foremost, company operations will continue to be unaffected by the process and we will have sufficient capital resources to see us through end-to-end. We now expect to emerge late this summer with a strong balance sheet and committed funding which is more than adequate to meet our business plan and any contingencies. Finally, we will emerge a much stronger competitor, having put in place not only a new balance sheet, but also a clearer and tighter operational focus as a result of these events."

The next step in implementing the recapitalization will be for the Company and certain of its U.S. and UK holding companies that have issued publicly traded bonds to file prearranged Chapter 11 cases under U.S. law. The agreement in principle contemplates that the filings will occur by May 6. None of NTL's operating companies will be affected.

Credit Suisse First Boston Corporation has served as lead financial advisor to NTL on the recapitalization. JP Morgan and Morgan Stanley have also advised the Company on the recapitalization.

Summary of the Recapitalization Plan:

o The Company's current bondholders will in the aggregate receive 100% of the initial equity of NTL UK and Ireland and approximately 86.5% of the initial equity of NTL Euroco. NTL (Delaware) bondholders will have the opportunity to reinvest all or a portion of NTL (Delaware) cash in additional shares of NTL common stock, or to receive such cash in the recapitalization. Current preferred and common stockholders, including France Telecom, will receive a package of rights (to be priced at a $10.5 billion enterprise value) and warrants entitling them to purchase primary equity of NTL UK and Ireland at the consummation of the plan (in the case of the rights) and for the duration of the eight-year warrants at prescribed prices. If fully exercised, such rights and warrants will entitle the current preferred stockholders to acquire approximately 23.6% and the current common stockholders to acquire approximately 8.9% of the entity's primary equity.

o Current preferred stockholders, other than France Telecom, would receive approximately 3.2%, and current common stockholders, other than France Telecom, would receive approximately 10.3%, of the primary equity of NTL Euroco. Bonds at the Company's subsidiaries Diamond Holdings and NTL (Triangle) will remain outstanding and will be kept current in interest payments. Subject to the consummation of the recapitalization, France Telecom will also receive NTL's 27% interest in Noos S.A.

More on NTL:

o The Company announced on April 16 that it had reached an agreement in principle with an unofficial committee of a majority of its public bondholders, to convert approximately $10.6 billion in debt and receive $500 million in new financing.

o NTL offers a wide range of communications services to homes and business customers throughout the UK, Ireland, Switzerland, France, Germany and Sweden.

o In the UK, over 11 million homes are located within NTL's fibre-optic broadband network, which covers nearly 50% of the UK including, London, Manchester, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast. NTL Home now serves around 3 million residential customers.

o NTL Business is a (pound)600 million operation and customers include Royal Bank of Scotland, Tesco, Comet, AT&T and Orange. NTL offers a broad range of technologies and resources to provide complete multi-service solutions for businesses from large corporations to local companies.

o NTL Broadcast has a 47-year history in broadcast TV and radio transmission and helped pioneer the technologies of the digital age. 22 million homes watch ITV, C4 and C5 thanks to NTL's broadcast transmitters. With over 2300 towers and other radio sites across the UK, NTL also provides a full range of wireless solutions for the mobile communications industry.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "will," "expects" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks (including but not limited to the risks described in the Company's annual report on Form 10-K for the year ended December 31, 2001), uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

Copies of a prospectus under the UK's Public Offers of Securities Regulations 1995 in relation to the proposed issue of shares of common stock and warrants by New NTL under the plan will be published in due course and will be available following publication free of charge at NTL's offices at Bartley Wood Business Park, Hook, Hampshire RG 27 9 XA, during normal business hours on any weekday (excluding Saturdays and public holidays) for not less than one month from the date of the proposed offer.

                                      # # #

Contacts:

U.S.                                          U.K.
Media:                                        Media:
  Steve Lipin/Tim Payne                         Alison Kirkwood
  Brunswick Group                               44-207-404-5959
  212-333-3810                                  44-7788-186154
Analysts:                                       Mike Smith/Jonathan Glass
  John Gregg                                    Brunswick Group
  212-906-8446                                  44-207-404-5959
  Bret Richter                                Analyst:
  212-906-8447                                  Virginia McMullan
  Tamar Gerber                                  44-207-909-2144
  212-906-8440